UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2020

AMNEAL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38485	32-0546926
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Crossing Blvd

Bridgewater, NJ 08807

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (908) 947-3120

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMRX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2020, Amneal Pharmaceuticals, Inc. (the “Company”) entered into Modification No. 1 to the Employment Agreement Entered February 6, 2018 (the “Modification”) with Andrew Boyer, its Executive Vice President, Commercial Operations– Generics, effective as of August 1, 2020 (the “Effective Date”). Pursuant to the Modification, the term of Mr. Boyer’s Employment Agreement is extended until June 30, 2023 (the “Term”) and will automatically be renewed thereafter for single one-year periods unless written notice of non-renewal is provided by any party at least 90 days prior to the end of the Term or the agreement is earlier terminated in accordance with its terms. Under the Modification, as of the Effective Date, Mr. Boyer began serving as the Executive Vice President, Chief Commercial Officer – Generics and receiving an annual base salary of $600,000 (reduced from $661,917), which amount is subject to increase by the Company’s Board of Directors. Further, in connection with the Modification, Mr. Boyer received an award of restricted stock units having a grant date fair value equal to $300,000 with a third of such units vesting on each of June 30, 2021, June 30, 2022 and June 30, 2023, subject to Mr. Boyer’s continued employment through the applicable vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2020	AMNEAL PHARMACEUTICALS, INC.

	By:	/s/ Stephen J. Manzano
	Name:	Stephen J. Manzano
	Title:	Senior Vice President, General Counsel and Corporate Secretary